Morgan Stanley Institutional Fund, Inc. Corporate Bond
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Smithfield Foods Inc., 4.250%
due 2/1/2027
Purchase/Trade Date:	1/25/2017
Offering Price of Shares: $99.879
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.017%
Percentage of Fund's Total Assets: 0.23%
Brokers: Morgan Stanley, Barclays, Goldman, Sachs &
Co., BofA Merrill Lynch, Bank of China (Hong Kong)
BMO Capital Markets, J.P. Morgan, Rabo Securities, US
Bancorp
Purchased from:  Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  Delta Air Lines Inc. 3.625% due
3/15/2022
Purchase/Trade Date:	3/9/2017
Offering Price of Shares: $99.986
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.020%
Percentage of Fund's Total Assets: 0.45%
Brokers: Barclays, Goldman, Sachs & Co., J.P. Morgan,
Morgan Stanley, BofA Merrill Lynch, Citigroup, Credit
Agricole CIB, Credit Suisse, Deutsche Bank Securities,
US Bancorp, BNP PARIBAS, Guzman & Company,
Natixis, The Williams Capital Group, L.P., UBS
Investment Bank, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.